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                            SILVERADO GOLD MINES LTD.


                             COMPENSATION AGREEMENT
                             ----------------------



THIS COMPENSATION AGREEMENT made and entered into this 8th day of May 1995 by and between James F. Dixon, (hereinafter, "Mr. Dixon") and Silverado Mines Ltd., a British Columbia company having its principal offices located at Suite 505, 1111 West Georgia Street, Vancouver, BC V6E 4M3 (hereinafter, "the Company")

                                   WITNESSETH

WHEREAS,  Mr.  Dixon  is  a Member of the Board of Directors of the Company; and

WHEREAS, the Company recognizes the valuable services that Mr. Dixon has rendered and is continuing to render to the Company and its subsidiaries and believes that it is reasonable and fair to the Company that Mr. Dixon receive fair treatment in the event of a Change in Control of the Company; and

WHEREAS, both Mr. Dixon and the Company wish formally to agree as to the terms and conditions that will govern in the event of a Change of Control of the Company and a subsequent termination of the employment of Mr. Dixon by the Company for reasons other than Willful Misconduct by Mr. Dixon;

NOW THEREFORE, in consideration of these premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereby covenant and agree as follows:

1. the Term of this Compensation Agreement shall begin on the date hereof and shall end on the third anniversary hereof; provided, however, that

     a) the Term shall be automatically extended by one year as of the end of each year in the Term unless either Party shall have given the other at least ninety (90) days written notice of a desire not to extend, and

     b) the Term shall, in any event, end upon the occasion of Mr. Dixon's retirement as a member of the Board of Directors of the Company.

2. If, following a Change of Control of the Company, the Board of Directors of the Company determines to terminate Mr. Dixon from any of the positions he holds


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                            SILVERADO GOLD MINES LTD.
                             COMPENSATION AGREEMENT


     with  the  Company  without  his  consent,  and  in  the absence of Willful
     Misconduct on the part of Mr. Dixon, Mr. Dixon shall be entitled to receive:

     a)   a  lump  sum  payment  in  the  amount  of

          i)   One  Hundred  Thousand  Dollars  (U.S.)  ($100,000  U.S.),  plus

         ii) the amount of annual bonuses that he would have received with respect to each calendar year and partial calendar year in the period of eighteen (18) months following the termination (or, if shorter, the period beginning on the day following the termination and ending on Mr. Dixon's 65th birthday), assuming that the amount of such bonuses for each complete calendar year in such period would have equaled, and the amount of such bonuses for each partial calendar year in such period would have equaled a pro rata portion of the highest aggregate amount of, such bonuses that he received for any one of the three calendar years preceding the termination; and

     b) continuation at the Company's expense for the period of eighteen (18) months following the termination (or, if shorter, the period beginning on the day following the termination and ending on Mr. Dixon's 65th birthday) of his participation in all retirement, medical, life insurance, disability and other benefit plans and programs of the Company in which he was entitled to participate before the termination (or, in the case of any such plan or program the terms of which do not permit such continued participation, equivalent benefits outside such plan or program); and

     c)   executive  job  placement  counseling  at  the  Company's  expense.

3. If, following a Change in Control of the Company, the Company terminates Mr. Dixon for Willful Misconduct he shall be entitled to receive all of the benefits set forth in paragraphs 2(b) and 2(c).

4. The Company shall pay all costs incurred by Mr. Dixon in enforcing the provisions of this Compensation Agreement, including reasonable legal fees and expenses.

5.   Definitions:

     a) For the purposes of this Compensation Agreement, a "Change of Control of the Company" shall be deemed to have occurred if

          i) there is a public offering or offerings of securities aggregating more than seventy-five percent (75%) of the total combined voting power of the Company's then outstanding securities; or


COMPENSATION AGREEMENT                                         PAGE 2 OF 4 PAGES


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                            SILVERADO GOLD MINES LTD.
                             COMPENSATION AGREEMENT


          ii) any person is or becomes a "beneficial owner", directly or indirectly, of securities of the Company representing more that twenty percent (20%) of the total combined voting power of the Company's then outstanding shares; or

         iii)  there  occurs  a  change  of  control  of  the  Company;  or

          iv) during any period of twelve consecutive months (not including any period prior to the execution of this Compensation Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company or who represent institutions that were represented on the Board of Directors of the Company at the beginning of such period (hereinafter "the Original Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction describe in item (ii) hereof or whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were members of the Original Board or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company; or

          v) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company immediately prior thereto continuing to represent (either by remaining outstanding of by being converted into voting shares of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company of such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company or all or substantially all of the Company's assets.

b) "Willful Misconduct" by Mr. Dixon shall be deemed to have occurred if Mr. Dixon shall be convicted in a court of law of

          i) an act of gross negligence which caused material damage to the Company or its business;

         ii)   a  felony  involving  money  or  other  property;

        iii)   embezzlement  or  other  criminal  fraud;  or


COMPENSATION AGREEMENT                                         PAGE 3 OF 4 PAGES


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                            SILVERADO GOLD MINES LTD.
                             COMPENSATION AGREEMENT


         iv)   a  crime  of  moral  turpitude.

6. This Compensation Agreement constitutes the entire agreement between the Parties hereto and shall not be amended except by a writing executed between the Parties. This Compensation Agreement shall be interpreted in accordance with the laws of the Province of British Columbia.

IN WITNESS WHEREOF, the Parties hereto have set their hand and seals the year and date first above written.

Agreed:                              Agreed:
                                     SILVERADO GOLD MINES INC.

/s/ James F. Dixon                   by:  /s/ J. P. Tangen
________________________                  ___________________________
                                          J.P. Tangen, Director
                                          for the Board of Directors



COMPENSATION AGREEMENT                                         PAGE 4 OF 4 PAGES